Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ACM Research, Inc.

42307 Osgood Road, Suite I

Fremont, California 94539

United States

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of ACM Research, Inc. of our report dated September 13, 2017, relating to the consolidated financial statements of ACM Research, Inc. for the years ended December 31, 2016 and 2015, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

Shenzhen, the People’s Republic of China

September 13, 2017